                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form S-3 of Tenet Healthcare Corporation of our reports dated October 20, 1994 appearing on pages F-2 and S-1 of American Medical Holdings, Inc.'s and American Medical International, Inc.'s Annual Report on Form 10-K for the year ended August 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP
Dallas, Texas
October 10, 1995